UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    May 15, 2013

China Electronics Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-152535	98-0550385
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Building G-08, Guangcai Market, Foziling West Road, Lu’an City, Anhui Province, PRC	237001

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 011-86-564-3224888

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On May 15, 2013, the management of China Electronics Holdings, Inc. (the “Company”) concluded, after consultation with Kabani & Company, Inc., our independent registered public accounting firm, and a review of the pertinent facts, that the previously issued financial statements contained in the Company's annual Report on Form 10-K for the year ended December 31, 2012  require restatement due primarily to certain inaccuracies in presentation of due to a related party and accumulated other comprehensive income in the statement of consolidated balance sheet, foreign currency translation adjustment and comprehensive income (loss) in the statement of consolidated statements of operations and comprehensive income (loss) .

Our management, in consultation with our independent registered public accounting firm, has determined that for the year ended December 31, 2012, the financial statements included therein overstated amount of our reported foreign currency translation adjustments by $964,156 resulting in overstated amount of our reported comprehensive income by $964,156 and understated amount of Due to related party by $964,156.

Management is assessing what changes may be necessary in the evaluation of the Company’s internal control over financial reporting and its disclosure controls and procedures and will not reach a final conclusion with respect to these matters until completion of the restatement process.

Accordingly, the Company has decided to restate the previously filed 2012 annual financial statements included in the Form 10--K  for the fiscal year end 2012 (the “2012 Form 10-k”) which will be included in an amendment to the 2012 Form 10-K.

Our Board of Directors and executive officers have discussed the above matters with Kabani & Company, Inc. and the Company has provided a copy of this disclosure to Kabani & Company, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA ELECTRONICS HOLDINGS, INC.

Date: May 21, 2013	By:	/s/ Hailong LIU
Name: Hailong LIU
Title: Chief Executive Officer